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Exhibit 11 - Computation of Earnings Per Common Share

                      TCF FINANCIAL CORPORATION AND SUBSIDIARIES

                      Computation of Earnings Per Common Share
                    (Dollars in thousands, except per-share data)
                                     (Unaudited)

COMPUTATION OF EARNINGS PER COMMON SHARE            THREE MONTHS ENDED             NINE MONTHS ENDED
  FOR STATEMENTS OF OPERATIONS:                        SEPTEMBER 30,                 SEPTEMBER 30,
----------------------------------------         --------------------------    ------------------------
                                                    1996          1995            1996         1995
                                                 -----------    -----------    ----------   -----------
Income before extraordinary item                 $     5,296    $    24,413    $   58,234   $    36,168
Less:  Dividends on preferred stock                      -              -             -             678
                                                 -----------    -----------    ----------   -----------
Income applicable to common stock before
    extraordinary item                                 5,296         24,413        58,234        35,490
Extraordinary item                                       -              -             -            (963)
                                                 -----------    -----------    ----------   -----------
    Income applicable to common stock            $     5,296    $    24,413    $   58,234   $    34,527
                                                 -----------    -----------    ----------   -----------
                                                 -----------    -----------    ----------   -----------
Weighted average number of common and common
    equivalent shares outstanding:
         Weighted average common shares
           outstanding                            34,955,961     35,497,928    35,351,584    35,009,878
         Dilutive effect of stock option plans
           and common stock warrants after
           application of treasury stock method       99,712        395,900       144,908       574,124
                                                 -----------    -----------    ----------   -----------
                                                  35,055,673     35,893,828    35,496,492    35,584,002
                                                 -----------    -----------    ----------   -----------
                                                 -----------    -----------    ----------   -----------
Earnings per common share:
    Income before extraordinary item             $       .15    $       .68    $     1.64   $      1.00
    Extraordinary item                                   -              -             -            (.03)
                                                 -----------    -----------    ----------   -----------
         Net income                              $       .15    $       .68    $     1.64   $       .97
                                                 -----------    -----------    ----------   -----------
                                                 -----------    -----------    ----------   -----------

COMPUTATION OF FULLY DILUTED EARNINGS
  PER COMMON SHARE (1):

Income before extraordinary item                 $     5,296    $    24,413    $   58,234   $    36,168
Add:  Interest expense on 7 1/4% convertible
    subordinated debentures                               84             87           244           298
Less:  Dividends on preferred stock                      -              -             -             678
                                                 -----------    -----------    ----------   -----------
Income applicable to common stock before
    extraordinary item                                 5,380         24,500        58,478        35,788
Extraordinary item                                       -              -             -            (963)
                                                 -----------    -----------    ----------   -----------
   Income applicable to common stock             $     5,380    $    24,500     $  58,478   $    34,825
                                                 -----------    -----------    ----------   -----------
                                                 -----------    -----------    ----------   -----------
Weighted average number of common and common
    equivalent shares outstanding:
         Weighted average common shares
           outstanding                            34,955,961     35,497,928    35,351,584    35,009,878
         Dilutive effect of stock option plans
           and common stock warrants after
           application of treasury stock method      100,817        407,882       149,294       645,014
         Dilutive effect from assumed
           conversion of 7 1/4% convertible
           subordinated debentures                   419,542        465,274       422,043       530,954
                                                 -----------    -----------    ----------   -----------
                                                  35,476,320     36,371,084     35,922,921   36,185,846
                                                 -----------    -----------    ----------   -----------
                                                 -----------    -----------    ----------   -----------
Earnings per common share:
    Income before extraordinary item             $       .15    $       .67    $     1.63   $       .99
    Extraordinary item                                   -              -             -            (.03)
                                                 -----------    -----------    ----------   -----------
         Net income                              $       .15    $       .67    $     1.63   $       .96
                                                 -----------    -----------    ----------   -----------
                                                 -----------    -----------    ----------   -----------
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(1) This calculation is submitted in accordance with Regulation S-K Item
    601(b)(11) although not required by footnote 2 to paragraph 14 of APB
    Opinion No. 15 because it results in dilution of less than 3%.